UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 3, 2023

ROGERS CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-4347	06-0513860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2225 W. Chandler Blvd., Chandler, Arizona 85224
(Address of principal executive offices) (Zip Code)

(480) 917-6000
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class		Trading Symbol(s)	Name of each exchange on which registered
Common Stock,	par value $1.00 per share	ROG	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 3, 2023, Rogers Corporation (the “Company”) received a written letter (the “Notice”) from the NYSE Regulation office of the New York Stock Exchange (“NYSE”), which provided notice that the Company is not in compliance with Section 302 of the NYSE Listed Company Manual due to the failure to hold an annual meeting during 2022. The failure to hold an annual meeting was due to the pendency of the Company’s proposed merger with DuPont de Nemours, Inc. (“DuPont”), which was announced on November 2, 2021 and was terminated by DuPont on November 1, 2022. Upon termination of the merger, the Company determined that it would not be possible under Securities and Exchange Commission rules and the Company’s bylaws to announce and hold an annual meeting before the end of 2022. On December 7, 2022, and as previously disclosed and reported to NYSE, the Board of Directors of the Company determined and announced that the Company has scheduled an annual meeting of stockholders for May 4, 2023 (the “2023 Annual Meeting”). The Company will regain compliance with Section 302 after the completion of the 2023 Annual Meeting. Until the Company regains compliance, the Company will be added to NYSE’s list of non-compliant issuers and a below compliance (“.BC”) indicator will be appended to the Company’s ticker symbol.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROGERS CORPORATION
(Registrant)

Date: January 6, 2023	By:	/s/ Ramakumar Mayampurath
Ramakumar Mayampurath
Senior Vice President, Chief Financial Officer and Treasurer Principal Financial Officer